UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

VERIZON COMMUNICATIONS INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Just so you know...

The purpose of this website is to provide you with information about Verizon’s 2016 annual meeting. Among other things, we discuss the meeting agenda, including the management and shareholder proposals. We also explain how you can vote. This website is not intended to be a substitute for reading Verizon’s 2016 proxy statement, which includes information required by the Securities and Exchange Commission. We encourage you to read our proxy statement in full before you vote!

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Verizon

Vote

Our annual meeting

May 5,2016

8:30 AM, local time

Add to Calendar

Hotel Albuquerque at Old Town 800 Rio Grande Boulevard, NW Albuquerque, New Mexico 87104

View on map

Download 2016 proxy

Download 2015 annual report

Our Chairman and CEO, Lowell McAdam

The telecommunications industry has transitioned from voice to data and in 2015 to video, and every time we make that transition, Verizon comes out on top.

- Lowell McAdam. Chairman and CEO

Our Independent Lead Director, Fran Keeth

The Verizon Board is committed to maintaining the highest standards of corporate governance, guided by our core values of integrity, responsibility and accountability in all we do.

- M. Frances Keeth, Lead Director

Our Executive Compensation

Verizon’s compensation program is focused on attracting, motivating and retaining a highly qualified management team that will continue to make our company a leader in the evolving digital world.

- Clarence Otis. Jr. Human Resources Committee Chair

Our Compensation Program

2015 variable vs. fixed pay mix

90% Incentive-based pay

70% long-term incentives 20% short-term Incentives 10% Fixed pay base salary

2015 Short-Term Plan performance measures

50% Adjusted EPS 25% Free cash flow 20% Total revenue 5% Diversity and sustainability

Long-term incentive program structure

60%PSUs

to vest based

2/3 PSUs eligible on relative TSR

1/3 PSUs eligible to vest based on Cumulative Free Cash Flow

40%RSUs

eligible to vest based on continued employment through the three-year award cycle

Agenda and Voting Recommendations

Download proxy

Item l

Election of Directors

The Board of Directors recommends that you vote for the election of these Director candidates.

Shareholders are being asked to elect 13 Directors. Verizon’s Directors are elected for a term of one year by a majority of the votes cast in an uncontested election. Additional information about the Director candidates and their respective qualifications begins on page 14 of the proxy statement.

Item 2

Ratification of Auditors

The Board of Directors recommends that you vote for ratification

We are asking shareholders to ratify the Audit Committees appointment of Ernst & Young LLP as Verizon’s independent registered public accounting firm for 2016. Information on fees paid to Ernst & Young in 2015 and 2014 appears on page 22 of the proxy statement.

Item 3

Advisory Vote to Approve Executive Compensation

The Board of Directors recommends that you vote for this proposal.

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as described in the sections titled “Compensation Discussion and Analysis” and “Compensation Tables” beginning on page 27 of the proxy statement. We hold this advisory vote on an annual basis.

Items 4-9

Shareholder Proposals

The Board of Directors recommends that you vote against each of the shareholder proposals.

4 Renewable Energy Targets

page 65 of the proxy statement

5 Indirect Political Spending Report

page 67 of the proxy statement

6 Lobbying Activities Report

page 69 of the proxy statement

7 Independent Chair Policy

page 71 of the proxy statement

8 Severance Approval Policy

page 73 of the proxy statement

9 Stock Retention Policy

page 75 of the proxy statement

Vote

Annual Report verizon.com/about

Chairman’s letter

Financial highlights

Corporate responsibility highlights

Annual shareholder meeting

Downloads

2016 Verizon

Voting

Registered shareholders

(you hold shares in your own name or through the Verizon Savings Plan) “Savings Plan shares must be voted before the close of business on May 2,2016.

Vote

Beneficial shareholders

(you hold shares through a bank, broker or other institution)

Vote

To vote online, you will need to enter your control number to ensure the security of your vote. You will find your control number on your Proxy Card, Notice of Internet Availability of Proxy Materials or Voting Instruction Form, or included in your email notification.

Click to see Director names (for mobile version only)

Lowell C. McAdam

Chairman and CEO, Verizon Communications Inc.

Shellye L. Archambeau

CEO, MetricStream, Inc.

Rodney E. Slater

Partner, Squire Patton Boggs LLP

Mark T. Bertolini

Chairman and CEO, Aetna Inc.

Kathryn A. Tesija

Strategic Advisor, Target Corporation

Gregory G. Weaver

Former Chairman and CEO, Deloitte & Touche LLP

Richard L. Carrión

Chairman and CEO, Popular, Inc.

Melanie L. Healey

Former Group President of The Proctor & Gamble Company

Gregory D. Wasson

Former President and CEO, Walgreens Boots Alliance, Inc.

Clarence Otis, Jr.

Former Chairman and CEO, Darden Restaurants, Inc.

M. Frances Keeth (Lead Director)

Retired Executive Vice President, Royal Dutch Shell plc

Karl-Ludwig Kley

Chairman of the Executive Board and CEO, Merck KGaA

Donald T. Nicolaisen

Retired Chief Accountant of the U.S. Securities and Exchange Commission

Video: Lowell McAdam

I think the telecommunications industry is at a real opportunity point as we transition to new technology. We’ve got a long history of disrupting ourselves before we need to be disrupted. If you look at how we moved off of copper and onto Fios, we literarily led the industry. Now fiber to the home is a standard product offering.

If you look at how the product sets are evolving, a reliable, high-quality network is more important than it’s ever been in the past. What we have to do is not rest on our laurels and we’re not doing that. We’re making further investments to expand our fiber presence. And just recently we’ve declared for 5G on the wireless side. Now that adds literally 200 times the speed that we have over the 4G LTE network. It reduces our cost by a factor of 20. It will literally open up an entire new era of growth for the wireless industry.

By 2020, literally 60% of the purchasing power will be by millennials. They use the phone for data and video as a primary source of watching and gaining access to the Internet. Now one of the things we did in 2015 was to remake the brand image around Better Matters. What we want to do is convince this group that network quality matters, that we are a simple company to do business with, and we will be bringing them the products that make their lives better as we go forward.

In 2015, Verizon introduced two very important product sets. Go90, which is a social network based on video. Early returns are very positive, but we’re just at the starting gate. The second thing that we’ve done is introduce our Internet of Things Platform called ThingSpace. This allows us to move heavily into areas such as smart cities, healthcare, tech, agriculture, transportation systems and all the things that make up the intelligent Internet of Things. Verizon is at the cross roads to really stay ahead of the future needs of our industry.

END

Video: M. Frances Keeth

For me, the Lead Director’s role is to ensure that we have an effective and an efficient Board that makes sure that we meet all of our shareholder requirements and responsibilities.

What I do as a Lead Director is ensure that we have these discussions. I make sure that there’s time and room for every person to bring their perspective into the room. Then we work together, and we make sure that we try to come to a consensus, and we’re generally successful. In doing all of this, I’m really trying to be there for Lowell and be a sounding board for him. So not on just agenda items, but on business priority issues, initiatives and personnel issues.

Committees are absolutely essential to manage the flow of work of a board. When a new Director comes on, they do not go onto a committee right away for at least the first year. They attend every committee meeting and that way they get to see what each and every committee does and what the responsibilities are. And are better informed when it comes time for them to join a committee.

Strategy is mission critical. But strategy’s not something that you do once and set aside. Nor is it something that you change every year. It’s more like a living organism. You have to nurture it. You have to care for it so it reaches its full potential. And for that reason, we do spend a lot of time at every Board meeting on strategy, as well as we do an offsite session once a year, where we only talk about strategy.

Then we have to develop a business plan that actually implements that strategy. And measure our performance against that business plan, making adjustments as we need to. And of course, we do succession planning for all the key roles at Verizon.

Twice a year, Verizon management meets with our key investors. First of all, it gives me an opportunity to understand what it is that they are looking for in Verizon. And secondly, it gives me an opportunity to explain to them how governance works at Verizon, and really get down into the nitty gritty and the core of what we do and how we do it and why do it. It’s very helpful because it also helps us understand how we can improve.

I’m proud of our governance. I believe it’s world class. But I’m always looking for ways to improve our governance and to also improve the transparency of information to our shareholders. So, thank you.

END

From: Shareowner Services [mailto:employee.news@verizon.com]

Sent:

To: V Team Shareholder

Subject: Got Verizon stock? Learn how to vote your shares.

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Got stock? Vote your shares. Verizon’s annual meeting materials are now available online.
Home / Around VZ / Got stock? Vote your shares. Verizon’s annual meeting materials are now available online.
Posted by Matthew Davis - 3:28 PM, Mar 16, 2015 to Around VZ
Read the Proxy Statement and Annual Report.
On May 5, 2016, Verizon will hold its annual meeting of shareholders in Albuquerque, New Mexico. As an employee shareholder, during the week of March 21, 2016, you will begin to receive your annual meeting materials. The way you receive your annual meeting materials will depend on the type of shareholder you are.
Below is a brief description of each category.
Verizon Savings Plan
If you hold Verizon shares in the Verizon Savings Plan, you win be notified by email when the annual meeting materials are available online.
The email message (from [E] Verizon Proxy Notice
mailbox) will include instructions on how to access the Proxy Statement and Annual Report and how to:
View the information conveniently
Print materials easily
Vote your shares electronically
2O15
Annual
Report
Beneficial Shareholders
If you are a beneficial shareholder (you own
additional Verizon shares through a broker, including verizon your Fidelity brokerage account), you will receive the
annual meeting materials from your broker (in
whatever form you elected to receive them -
electronic or by mail). You will need to vote your
shares held through your broker separately from your
Savings Plan shares. Be sure to follow the
instructions you receive from your broker on how to vote your shares.
Registered Shareholders
If you are a registered shareholder (you own additional Verizon shares registered in your name and held with our transfer agent Computershare), you will be able to vote all of your registered and Savings Plan shares at one time. If the name on your registered account differs from the name on your Savings Plan account, you will need to vote your accounts separately (and you may receive your annual meeting materials both electronically and by mail). Be sure to follow the instructions you receive from Computershare on how to vote your shares.
Questions?
If you have questions about the delivery of the annual meeting materials or how to vote your Verizon shares, please send them to Shareowner Services.

Verizon.com News Article

Available now: Verizon’s interactive annual report

Verizon today published its 2015 annual report, 2015 corporate responsibility supplement and 2016 proxy statement.

Verizon’s interactive annual report includes Chairman and CEO Lowell McAdam’s letter to shareowners, as well as a 3-minute video of Lowell discussing how the company is positioning itself for future growth. The interactive annual report also includes an easy-to-view section of financial highlights, with charts.

Embed video: https://youtu.be/vXHjodXp_tg.

Annual meeting & proxy

Verizon’s annual meeting website provides shareholders with information about Verizon’s upcoming 2016 annual meeting in Albuquerque, New Mexico. Among other things, you can view the meeting agenda, including the management and shareholder proposals, and an explanation of how shareholders can vote.

The annual meeting website is not intended to be a substitute for reading Verizon’s 2016 proxy statement, which includes information required by the SEC. Verizon encourages shareholders to read the proxy statement in full before voting, which can be done online.

View a brief video of Verizon’s independent Lead Director Fran Keeth discussing governance at Verizon.

Embed video link: https://youtu.be/wmlILUimZN4

2015 corporate responsibility supplement

The company’s interactive corporate responsibility supplement includes stories about how:

•	Verizon creates innovative solutions

•	Verizon delivers on the promise of the digital world – one student at a time

•	The Internet of Things creates even more opportunities

•	Technology is essential to a low-carbon future

•	When purpose is aspirational, employees can achieve great things

View corporate responsibility supplement > link to PDF